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                                                                    EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-4 and related Prospectus of Clear Channel Communications, Inc. for the registration of 6.50% Notes due 2005 filed on or about October 18, 2000 and to the incorporation by reference therein of our reports dated March 13, 2000, with respect to the consolidated financial statements and schedule of Clear Channel Communications, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.




                                             ERNST & YOUNG LLP

San Antonio, Texas
October 16, 2000